QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Key Production Company, Inc.

We consent to the incorporation by reference in the Registration Statement (No. 333-87948) on Form S-4, as amended, of Cimarex Energy Co. of our report dated March 6, 2002, relating to the consolidated balance sheets of Key Production Company, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2001 Annual Report on Form 10-K of Key Production Company, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP KPMG LLP

Denver, Colorado
June 28, 2002

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS